UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment and Waiver to Priority Credit Agreement
     On December 16, 2010, Trico Shipping AS (“Trico Shipping”) entered into an amendment and consent (the “Fifth Amendment to PCA”) to the priority credit agreement (the “Priority Credit Agreement”) by and among Trico Shipping, as borrower, Trico Supply AS (“Holdings”) and certain of Holdings’ other wholly owned subsidiaries identified therein, as guarantors, Cantor Fitzgerald Securities, as administrative agent, and the lenders party thereto. The Fifth Amendment to PCA provided (i) a consent to the sale of the vessels Trico Star and Trico Sabre and the use of proceeds therefrom and (ii) a waiver of certain prepayment obligations in connection with the sale. In addition, the Fifth Amendment to PCA amended the Priority Credit Agreement by including certain fees of the Working Capital Facility (defined below) lenders as part of the obligations due under the Priority Credit Agreement.
Amendment and Consent to Asset Sale to Working Capital Facility
     On December 16, 2010, Trico Shipping entered into an amendment and consent to asset sale (the “Sixth Amendment to WCF”) to the Working Capital Facility (the “Working Capital Facility), by and among Trico Shipping as borrower, Holdings and certain of Holdings’ other wholly owned subsidiaries identified therein, as guarantors, Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent, and the lenders party thereto. The Sixth Amendment provided (i) consent to the sale of the vessels Trico Star and Trico Sabre and the use of proceeds therefrom and (ii) for reduction of the revolving loan commitments to $11,922,989.60. In addition, the Sixth Amendment amended the Working Capital Facility by (i) requiring that certain information related to the restructuring of Trico Shipping and its subsidiaries be delivered to the Working Capital Facility lenders, (ii) waiving certain prepayment obligations in connection with the sale of the vessels Trico Star and Trico Sabre, and (iii) consenting to the execution of the Fifth Amendment to PCA.
Relationships
     Affiliates of certain funds managed by Tennenbaum Capital Partners, LLC are lenders under Trico Marine Service, Inc.’s (“the Company”) Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended, the Company’s Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of August 24, 2010, as amended, the Working Capital Facility, as amended, and the Priority Credit Agreement, as amended. At present, certain lenders under the Priority Credit Agreement are holders of the Notes.
     Nordea serves as administrative agent, book runner, joint lead arranger and a lender under the Trico Shipping Working Capital Facility. Nordea is the issuer of certain of the Company’s letters of credit.
     The preceding descriptions of the Sixth Amendment to WCF and Fifth Amendment to PCA do not purport to be complete and are qualified in their entirety by reference to the copies of the Sixth Amendment to WCF and Fifth Amendment to PCA, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are hereby incorporated by reference in this Item 1.01.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1	—	Sixth Amendment to Working Capital Facility.
10.2	—	Fifth Amendment to Priority Credit Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts that are critical to its operations; (iv) the potential adverse impact of the Company’s voluntary reorganization under Chapter 11 of Title 11 of the United States Code on its liquidity or results of operations; (v) the ability of the Company to attract, motivate and/or retain key executives and employees; (vi) the ability of the Company to attract and retain customers; (vii) Trico Shipping’s ability to comply with the terms of the Approved Budget; and (viii) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
	Name:	Brett Cenkus
	Title:	General Counsel and Secretary

EXHIBIT INDEX
     (d) Exhibits

10.1	—	Sixth Amendment to Working Capital Facility.
10.2	—	Fifth Amendment to Priority Credit Agreement.